UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2009, Kforce Inc. (the “Firm”) issued a press release announcing that Kforce Government Solutions, Inc. (“KGS”), a wholly-owned subsidiary of the Firm, received notice from the Department of Interior (“DOI”) that it has been suspended from participating in new or renewed business with U.S. Federal government agencies as a result of the proposed debarment of KGS. KGS may continue performing work under existing contracts as of the date of this suspension, unless a particular agency directs otherwise. KGS intends to take all appropriate actions to address and resolve this matter.

The action does not apply to Kforce Inc., Kforce Clinical Research Inc., or Kforce Healthcare, Inc.

The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC. (Registrant)

December 18, 2009	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore, Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC. (Registrant)

December 18, 2009	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman, Vice President, Chief Accounting Officer (Principal Accounting Officer)